Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”), dated as of March 18, 2024, is entered into by and among Tile Shop Holdings, Inc. (the “Company”) and Mark Davis (“Executive”) (collectively, the “Parties”).

WHEREAS, the Parties entered into an Employment Agreement on or about September 6, 2019 (“Employment Agreement”);

WHEREAS Executive has assumed the role of the Company’s Chief Financial Officer;

WHEREAS, the Parties have decided to amend the Employment Agreement pursuant to this Amendment; and

WHEREAS, Paragraph 9.4 of the Employment Agreement permits it to be amended by a writing signed by all Parties.

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree to amend the Employment Agreement as follows:

1.                   The Employment Agreement shall be amended such that Executive’s Position shall now be Senior Vice President, Chief Financial Officer and Secretary effective as April 1, 2024.

2.                   The Employment Agreement shall be amended such that Executive shall report to the Company’s Chief Executive Officer and will work closely with other senior officers of the Company.

3.                   The Employment Agreement shall be amended to reflect that Executive’s Base Salary, Cash Incentive Compensation and Equity Awards are as follows effective as of April 1, 2024:

•	The Base salary (annualized) set forth in the Employment Agreement shall be amended to $300,000, paid in accordance with the Company’s normal payroll procedures.

•	Executive’s target annual cash incentive compensation opportunity shall be amended to provide a target of 50% of his base salary.

•	Executive’s Equity Awards shall be amended to provide a grant of equity awards with an aggregate value of $200,000 pursuant to the Company’s 2021 Omnibus Equity Compensation Plan and applicable equity award agreements for such awards.

4.                   All other provisions of the Employment Agreement, which have not been explicitly amended herein, remain in full force and effect, including the other terms and conditions related to Executives Base Salary, Cash Incentive Compensation and Equity Awards, and Executive agrees to abide by the same.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to Employment Agreement as of the dates set forth below.

TILE SHOP HOLDINGS, INC.

By:	/s/ Cabell Lolmaugh
Name:	Cabell Lolmaugh
Title:	Chief Executive Officer
Date:	March 18, 2024

MARK DAVIS

/s/ Mark B. Davis

Date: March 18, 2024

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